Exhibit 99.1

FINGEN - CK JEANSWEAR DISTRIBUTION BUSINESS
(A Division of Fingen Apparel NV)

Special Purpose Carve-Out Combined Financial Statements as of
September 30, 2005 and December 31, 2004 and for the nine-month period ended
September 30, 2005

(With Report of Independent Public Accounting Firm)

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amount in thousands of Euro, unless otherwise specified)

Report of Independent Public Accounting Firm

To the Board of Directors of
Fingen Apparel NV

We have audited the accompanying special purpose carve-out combined balance sheets of the Fingen –Calvin Klein Jeanswear Business at September 30, 2005 and December 31, 2004, and the related special purpose carve-out combined statements of income, shareholders' equity and cash flows for the nine-month period ended September 30, 2005. These special purpose carve-out combined financial statements are the responsibility of the management of Fingen Apparel NV. Our responsibility is to express an opinion on these special purpose carve-out combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose carve-out combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting of the Business. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the special purpose carve-out combined financial statements referred to above present fairly, in all material respects, the financial position of the Fingen – Calvin Klein Jeanswear Business at September 30, 2005 and December 31, 2004, and the results of their operations and cash flows for the nine-month period ended September 30, 2005 in conformity with accounting principles generally accepted in the Republic of Italy.

Accounting principles generally accepted in the Republic of Italy vary in certain significant respects from US generally accepted accounting principles. Information relating to the nature of such differences is presented in note 27 to these special purpose carve-out combined financial statements.

/s/ KPMG S.p.A.
Firenze, Italy
January 25, 2006

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Special Purpose Carve-Out Combined Balance Sheets
as of September 30, 2005 and December 31, 2004

(All amounts in thousands of Euro, unless otherwise specified)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents (note 2)	10,347	7,353
Trade receivables, net (note 3)	65,329	44,723
Inventories (note 4)	41,690	35,144
Deferred income tax assets (note 25)	9,858	5,754
Other current assets (note 5)	15,514	15,287
Assets held for sale (note 6)	426	418
Total current assets	143,164	108,679
Non-current assets:
Property, plant and equipment, net (note 7)	5,222	5,301
Intangible assets, net (note 8)	15,578	18,728
Deferred income tax assets (note 25)	500	592
Other long-term assets (note 9)	1,383	962
Total assets	165,847	134,262
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term bank borrowings (note 10)	32,832	28,088
Current portion of long-term debt (note 14)	302	302
Financial payables to Fingen Group Companies (note 11)	43,209	49,624
Accounts payable — trade (note 12)	40,373	29,655
Deferred income taxes (note 25)	433	280
Accrued expenses and other liabilities (note 13)	14,897	12,431
Provisions for risks and charges — current portion (note 16)	2,612	1,731
Income and other taxes payable (note 25)	11,418	5,140
Total current liabilities	146,076	127,251
Long-term liabilities:
Long-term debt, less current portion (note 14)	580	808
Employees' leaving entitlements (note 15)	2,026	2,182
Provisions for risks and charges-long term portion (note 16)	1,702	1,967
Total long-term liabilities	4,308	4,957
Total liabilities	150,384	132,208
Shareholders' equity: (note 17)
Share capital	3,705	3,705
Additional paid in capital	5,714	5,714
Retained earnings (losses)	3,822	(8,416)
Foreign currency translation adjustment	880	248
Total shareholders' equity	14,121	1,251
Minority interest	1,342	803
Commitments and contingencies (note 18)	—	—
Total liabilities and shareholders' equity	165,847	134,262

See accompanying notes to the Special Purpose Carve-Out Combined Financial Statements.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Special Purpose Carve-Out Combined Income Statement
for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Nine months ended September 30, 2005
Net sales (note 19)	176,401
Cost of goods sold (note 20)	(86,187)
Gross profit	90,214
Selling, general and administrative expenses (note 21)	(73,219)
Other operating income, net (note 22)	5,236
Operating income	22,231
Financial expenses, net (note 23)	(1,056)
Other non-operating expenses, net (note 24)	(306)
Profit before income taxes	20,869
Income taxes (note 25)	(8,094)
Net profit including minorities	12,775
Minorities	(537)
Net profit	12,238

See accompanying notes to the Special Purpose Carve-Out Combined Financial Statements.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Special Purpose Carve-Out Combined Statement of Shareholders' Equity
as of September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Description	Share capital	Additional paid in capital	Retained earnings	Foreign currency translation adjustment	Total
Shareholders' equity at December 31, 2004	3,705	5,714	(8,416)	248	1,251
Foreign currency translation adjustment				632	632
Net profit for the period			12,238		12,238
Shareholders’ equity at September 30, 2005	3,705	5,714	3,822	880	14,121

See accompanying notes to the Special Purpose Carve-Out Combined Financial Statements.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Special Purpose Carve-Out Combined Statement of Cash Flows
for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Period ended September 30, 2005
Cash flow from operating activities:
Net profit	12,238
Minority interest	537
Foreign currency translation adjustment	632
Depreciation and amortization	3,114
Gains on sales of fixed assets	(1,761)
Adjustment to carrying value of license	428
Accruals for risks and contingencies, net of reversals	137
Employees' leaving indemnity	436
Increase in trade receivables	(20,606)
Increase in inventories	(6,546)
Increase in accounts payable	10,718
Increase in other current assets	(4,339)
Increase in other long term assets	(421)
Increase in payables, accrued expenses and other current liabilities	8,648
Net cash provided by operating activities	3,215
Cash flow from investing activities
Purchase of property, plant and equipment	(1,427)
Disposals of property, plant and equipment	477
Purchase of intangible assets	(734)
Disposal of intangible assets	3,362
Net cash provided by investing activities	1,678
Cash flow from financing activities
Increase in borrowings — short-term and long-term	4,516
Decrease in financial payables with Fingen Group	(6,415)
Net cash used in financing activities	(1,899)
Net increase in cash and cash equivalents	2,994
Cash and cash equivalents at beginning of the period	7,353
Cash and cash equivalents at end of the period	10,347

See accompanying notes to the Special Purpose Carve-Out Combined Financial Statements.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

1	Organization of the Business and Significant accounting policies

Description of the Business

The Fingen – CK Jeanswear Distribution Business (the ‘‘Business’’) represents the combined trading operation of the Calvin Klein® Jeanswear Distribution Business in Europe, Middle East, Australia, New Zealand and Asia as operated by Fingen Apparel NV, a subsidiary of Fingen S.p.A. The Business is comprised of a series of legal entities or segments of legal entities, owned and controlled by Fingen S.p.A., with a minority interest owned by Calvin Klein, Inc. (‘‘CKI’’). Fingen S.p.A. and subsidiaries (collectively the ‘‘Fingen Group’’) operate both in fashion and in real estate businesses and has its headquarters in Florence, Italy.

The Business operates the licenses and related wholesale and retail businesses of Calvin Klein jeans and accessories in Europe, Middle East, Australia, New Zealand and Asia and the CK Calvin Klein ‘‘bridge’’ line of sportswear and accessories in Europe. The Business designs, sources, and distributes Calvin Klein apparel in the territories mentioned above, on the basis of License Agreements with the licensor, Calvin Klein, Inc.

The Business operates in two segments:

•	wholesale distribution - which designs, sources and distributes Calvin Klein licensed products to independent retailers in the geographical territories described above;

•	retail distribution - which designs, sources and sells Calvin Klein licensed products through retail stores in Italy, United Kingdom, Switzerland, Germany, France, South Korea, China and Australia.

Management of the Business is conducted in the headquarters of Fingen Apparel NV in The Netherlands, with the main administrative offices in Florence, Italy. In addition, the Business has small administrative departments in Korea, Australia and China plus retail shops managers and staff in other countries where retail operations are performed.

Purpose of these Combined Financial Statements

On December 20, 2005, Fingen S.p.A. together with Calvin Klein Inc. (jointly, the ‘‘Sellers’’) executed a Stock Purchase Agreement (‘‘SPA’’) with Warnaco Inc. (the ‘‘Buyer’’) a subsidiary of The Warnaco Group, Inc., a publicly listed company on the NASDAQ National Market in the United States of America. According to the SPA at the Closing date the Sellers will transfer to the Buyer all of the issued and outstanding shares of capital stock of the legal entities that comprise the CK Jeanswear Distribution Business as well as certain assets of the Fingen S.p.A. shared service center, Euro Cormar S.p.A.

These Special Purpose Carve-Out Combined Financial Statements (‘‘Combined Financial Statements’’) have been prepared in anticipation of the Buyer's requirement to file certain information regarding the acquisition with the Securities and Exchange Commission of the United States of America (‘‘SEC’’).

Basis of preparation and presentation

These Combined Financial Statements, consisting of the combined balance sheets, combined income statement, combined shareholders' equity, combined cash flows and the related notes, have been prepared in accordance with the requirements of the Italian Law, applicable to the

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

preparation of financial statements, as integrated by, and interpreted and applied in accordance with the accounting principles issued by the ‘‘Commissione dei Consigli Nazionali dei Dottori Commercialisti e dei Ragionieri’’, as amended by the ‘‘Organismo Italiano di Contabilita’’ (‘‘Italian GAAP’’) and, where these are silent, in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB). Due to the common control of the entities referred to above, the Combined Financial Statements reflect the basis in the assets and liabilities of the ultimate parent company and controlling shareholder Fingen S.p.A. The combined financial statements have been prepared as if the assets, liabilities and results of operations of the Business were combined for all periods presented. These notes to the Combined Financial Statements include a qualitative description of the significant accounting differences between Italian GAAP and Generally Accepted Accounting Principles in the United States of America (‘‘U.S. GAAP’’) applicable to these Combined Financial Statements. These Combined Financial Statements have been reformatted from the prescribed Italian statutory financial presentation to conform more closely to international presentation.

Italian GAAP is silent with regard to the preparation of carve-out financial statements, in particular with reference to the basis of presentation and assumptions to be made for allocations of costs. Consequently, management had applied assumptions and estimates, as more fully described below, based on the regulation 1052803/2001 issued by the ‘‘Commissione Nazionale delle Societa e della Borsa’’ (‘‘CONSOB’’) with regard to pro-forma financial information.

These Combined Financial Statements do not include comparative financial data as of and for the nine-month period ended September 30, 2004. These Combined Financial Statements have been prepared exclusively for the transaction described above and, consequently, under Italian GAAP, it is not necessary to present comparative income statement balances as of and for the nine-month period ended September 30, 2004. Comparative balance sheet amounts only are presented as of December 31, 2004, as required by Italian GAAP.

The Combined Financial Statements include the following legal entities directly or indirectly owned by Fingen S.p.A.:

Combined companies	Country	% Ownership by Fingen Group
CK Jeanswear NV and subsidiaries	Netherlands	86.75
Distribution D Gmbh	Germany	100.00
FA France S.a.r.l.	France	100.00
FA UK Ltd	Great Britain	100.00
Jeanswear Services International Trading Ltd	China	99.00
Euro Retail S.r.l.	Italy	99.98
Indigo Blue SA	Switzerland	98.34

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Consolidated subsidiaries of CK Jeanswear NV	Country	% Ownership by CK Jeanswear NV
CK Jeanswear Europe S.p.A.	Italy	90.00
CK Jeanswear Korea Co Ltd	South Korea	100.00
CK Jeanswear Australia PTY Ltd	Australia	100.00
CK Jeanswear New Zealand PTY Ltd	New Zealand	100.00
CK Jeanswear Asia Ltd	Hong Kong	90.00
CKJ Fashion Shanghai Ltd	China	90.00
Golden Lightening Ltd	Hong Kong	89.99

These Combined Financial Statements also include certain assets, liabilities and operations of Euro Cormar S.p.A. that relate specifically to the Business to be sold. Euro Cormar S.p.A. is the shared service center for the Fingen S.p.A. consolidated group. Only certain assets and liabilities of this shared service center that relate to the Business will be transferred to the Buyer. As a result, these assets and liabilities as well as the historical shared service operations of Euro Cormar S.p.A. that relate specifically to the Business have been carved out and presented in these combined financial statements. In determining the Euro Cormar S.p.A. operations to attribute to the Business, Management made allocations of general and administrative expenses of the legal entity, such as maintenance and utilities, and amount to approximately € 2,300 thousand. The allocations were based on the square footage of the facilities utilized and revenues generated by the carved-out business. Management is of the opinion that such allocation methods have been made on a reasonable basis. The Euro Cormar S.p.A. amounts allocated to the Business are not necessarily indicative of the income and expenses that would have been incurred if the operations performed by the shared service center had been performed directly by the Business as a separate, independent entity.

The Business has no separate legal status, nor does it represent a group according to Italian Law or Italian GAAP. Consequently, these Combined Financial Statements have been derived from the financial statements and accounting records of different legal entities (or portion of legal entities) and constitute a Special Purpose Carve-Out Combined Financial Statements of the Business.

Fingen S.p.A. uses a centralized approach to cash management and to finance its operations for the Fingen Group. Cash deposits from Italian based Fingen Group companies are transferred to Fingen S.p.A. on a regular basis and are netted with a cash pooling mechanism centralized in a primary Italian financial institution. Any amounts not transferred to Fingen S.p.A. are recorded as cash or cash equivalents in the Combined Financial Statements. Interest is charged by Fingen S.p.A. at an average interest rate of 5.28% in 2005. Management of the Business believes these are reasonable estimates of the cost of financing their assets and operations. However, Italian legal entities included in the Business may not be able to obtain financing at interest rates similar to those used for the interest expense calculation. Accordingly, the interest expense included in the Business's Italian legal entities interest expense on a stand-alone basis may be different than that reflected in the Combined Financial Statements.

These Combined Financial Statements include allocations of certain expenses incurred by companies within the Fingen Group on behalf of entities included in these combined financial statements. The allocated expenses relate primarily to payroll and administrative expenses, and amounted to € 249 thousand for the nine-month period ended September 30, 2005; the allocations were recorded in the combined income statement as part of ‘‘Selling, general and administrative expenses’’, and, on the combined balance sheets, within ‘‘Accrued expenses – due to Fingen

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

S.p.A.’’. Such allocations of expenses are based on the specific activities performed by the individuals identified in these companies. The allocations are considered by Management to best represent the costs of the specific activities performed by the individuals whose costs are being allocated. Management believes the amount of these allocations is a reasonable representation of the services performed and benefited by the Business however the amounts allocated are not necessarily indicative of the expenses that would have been incurred if the Business had operated as a separate, independent entity.

Income taxes were calculated as if the Business filed a separate income tax return. As Fingen S.p.A. manages its tax position on a consolidated basis, which takes into account the results of all of Fingen Group companies, the effective tax rate of the Business could vary from its historical effective tax rates.

These Combined Financial Statements may not necessarily reflect the Business's results of operations, financial position and cash flows in the future, or what its results of operations, financial position and cash flows would have been had the Business operated as a stand-alone group during the period presented. In addition, the Business has no history of operating as an independent group, may be unable to make changes necessary to operate as a stand-alone entity, or may incur different costs as a stand-alone entity that may cause the Business's profitability to change.

The financial statements as of and for the nine-month period ended September 30, 2005 of each legal entity included in the Business have all been approved by the respective Board of Directors operating at the local level and forwarded for combination on this basis. The Business's Combined Financial Statements were approved by the Board of Directors of Fingen Apparel NV on January 24, 2006. The Board of Directors of Fingen Apparel NV is responsible for the fair preparation of the Combined Financial Statements of the Business taken as a whole.

Significant accounting policies

The significant accounting policies adopted in the preparation of these Combined Financial Statements are detailed below. It should be noted that:

•	there have not been any exceptional cases requiring departure from the application of the Italian accounting principles, as permitted by art. 2423 of the Italian Civil Code, in order to provide a ‘‘true and fair view’’ of the financial position of the Business and its results of operations;

•	there are no assets nor liabilities included in more than one caption.

a)	Principles of combination

These Combined Financial Statements result from the combination, in accordance with Italian Accounting Principle n. 17, par. 17, between the consolidated financial statements of CK Jeanswear NV and its affiliates, and the stand alone financial statements of the other legal entities included in the Business, as described above.

The combination policies adopted for the preparation of the Combined Financial Statements are as follows:

•	assets, liabilities, expenses and revenues of the Business legal entities are reported in the

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Combined Financial Statements using the line-by-line method; the legal entities not owned by CK Jeanswear NV are aggregated and their equity and result for the period are recorded as equity of the Business. Any minority interests are shown under a separate heading in the balance sheets and in the income statement;

•	significant receivables, payables, revenues and expenses among combined entities have been eliminated; significant dividends distributed, write downs on investments in the combined legal entities as well as gains and losses arising from transactions within the Business, and unrealized profit in stock have been eliminated;

•	the tax effects of each consolidation and combination entry has been calculated and recorded, based on the seller's tax rate.

The Business uses the Euro as its functional and reporting currency. The balances related to entities with functional currencies other than Euro are translated into Euro as follows:

•	balance sheet accounts: using the exchange rates at the end of the period;

•	income statement accounts: using the average exchange rates of the first nine months of 2005.

Cumulative exchange differences arising from these translations are reflected in the Shareholders' equity under the caption ‘‘Foreign Currency Translation Adjustment’’.

The exchange rates against the Euro used in preparing the Combined Financial Statements are as follows:

Currency	Avg. 01.01.05/09.30.05	Sept. 30, 2005	Dec. 31, 2004
Euro	1.00	1.00	1.00
Great Britain Pounds	0.68	0.68	0.70
Hong Kong Dollars	9.83	9.34	10.59
Swiss Francs	1.55	1.56	1.54
Korean Won	1,287.51	1,254.96	1,410.05
Australian Dollars	1.64	1.58	1.75
New Zealand Dollars	1.78	1.74	1.89
Chinese Yuan	10.39	9.73	11.28

b)	Revenue Recognition

Revenues from the sale of goods are recognized when title passes to the customer or when substantially all risks and rewards associated with the goods have been transferred, usually the date of shipment to the clients. Revenues are recognized net of estimated customer returns, allowances and other discounts. The determination of allowances and returns involves the use of significant judgment and estimates by the Business. The Business bases its estimates of allowance rates on past experience by product line, the actual volume of revenues and general economic forecasts. The Business reviews and adjusts its accrual rates based on its current experience. The Business believes it is likely that its accrual rates will vary over time and could change materially if the mix of customers, commercial strategy or product mix changes.

c)	Cost of goods sold

Cost of goods sold includes finished product costs and other period expenses; product costs include the i) cost of finished products purchased, ii) duties and tariffs; iii) inbound transportation

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

and iv) samples. Other period expenses included in ‘‘cost of goods sold’’ are i) Calvin Klein license fees, such as royalties and reimbursement of design costs, ii) design costs directly incurred by the Business and iii) in stocking and handling costs.

d)	Cash and cash equivalents

Cash and cash equivalents are stated at their nominal value. Cash equivalents include bank checks recently obtained from customers, to be deposited in bank accounts. Amounts related to cash pooling agreements with Fingen S.p.A. are recorded as ‘‘Due from Fingen S.p.A.’’.

e)	Accounts receivable and payables

Accounts receivable are stated at their net realizable value (face value less a provision for doubtful receivables) and do not bear interest. The allowance for doubtful accounts is the Business best estimate of the amount of probable credit losses in the existing uninsured accounts receivable. Management determines the allowance based on a detailed specific analysis of all past due receivables not covered by credit insurance. Accounts receivable covered by credit insurance are recorded at nominal value. The commissions paid to the credit insurance company is recorded as part of ‘‘Selling, general and administrative expenses’’.

Accounts payable are recognized at their face value, which is deemed to reflect their estimated settlement value.

f)	Inventories

Inventories, including samples, are stated at the lower of cost or their net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventories. The valuation of inventories includes the direct costs of materials plus in-bound transportation costs.

g)	License fees

The License Agreements with Calvin Klein, Inc. require the Business to pay the licensor a certain amount calculated as a percentage of total net revenues, which consist of royalty payments and reimbursement of design costs. These amounts are accrued and recorded as part of ‘‘Cost of goods sold’’.

Royalty income, deriving from the sub-licensing agreement in Japan, is accrued based on net sales of the sub-licensor, and recorded as ‘‘Other operating income’’.

h)	Foreign Currency Transactions

Transactions denominated in foreign currencies are recorded at the exchange rate ruling on the date of the transaction. Exchange rate gains or losses arising on the collection of accounts receivable and payment of accounts payable are recorded in the income statement under financial income and expenses.

Accounts receivable and payable denominated in foreign currencies at the balance sheet date are converted into Euros using the exchange rates ruling at that date. The exchange rate gain or loss arising from this conversion is recorded in the income statement under financial income and expenses.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Fixed assets in foreign currency are recorded using the exchange rate ruling at the time of acquisition or at the year-end exchange rate if lower and if this impairment is considered permanent.

i)	Derivative financial instruments

The parent Fingen S.p.A. entered into derivative financial instruments which do not meet the definition of hedging instruments under Italian GAAP. In particular, the Business uses foreign exchange forward contracts and foreign exchange option contracts. Under Italian GAAP, forward contracts are recorded at fair value, with changes in fair value recorded as part of ‘‘Financial expenses, net’’, while option contracts are recorded at lower of cost or their fair market value.

The notional value and the fair value of all derivative instruments existing at year end are disclosed in note 18.

j)	Tangible fixed assets

Tangible fixed assets are stated at cost, including directly related purchase costs, and are presented net of accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets, beginning from the year when the assets are first used.

The yearly depreciation rates are as follows:

Plant & Machinery	20%
Industrial Equipment	25%
Fixtures & Fittings	12-20%
Other	20%

Assets acquired during the year are depreciated at half the annual rate.

Assets acquired under capital leases are recorded in accordance with International Financial Reporting Standards, which require that where the necessary conditions are met, such assets are recorded at the present value of minimum lease payments and the obligation under capital leases is recognized as a liability. The related assets are then depreciated over their useful economic lives.

Costs related to operating lease agreements are accrued and recorded in the income statement within ‘‘Selling, general and administrative expenses’’.

Ordinary maintenance and repair costs, that do not increase the value of or lengthen the useful lives of assets, are charged to the income statement when they are incurred. Maintenance and repair costs that increase the value of the related assets are capitalized and amortized in line with their residual useful lives.

Assets under construction are capitalized, and depreciation begins in the year in which the assets become ready for use.

The Business reviews tangible assets at least once a year in order to identify asset impairment. Fixed assets that are deemed permanently impaired are written down accordingly. Any such write-downs are reversed in future periods when the reasons for impairment are no longer valid.

Tangible fixed assets have never been written down for impairment or written up from purchase cost.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

k)	Intangible fixed assets

Intangible fixed assets are recognised at cost, including directly related ancillary expenses, and presented net of accumulated amortization. Amortization is calculated on a straight line basis according to the assets' residual useful lives, using the following yearly rates:

Start up costs	20%
Research, development and advertising costs	25%
Industrial patents and intellectual property	20%
Licenses	Shorter of contract duration and useful life
Key money	Shorter of contract duration and useful life
Leasehold improvements	Shorter of contract duration and useful life
Other	Useful life

Licenses refer to the Calvin Klein Licenses, which are amortized over the expected duration of each license, with a final termination not exceeding the year 2025.

Key money is the term generally used in this industry in Europe to identify amounts paid in order to enter into a leasing agreement of a retail store, replacing a predecessor retailer. These amounts are amortized over the expected duration of the store lease contract, similar to the accounting treatment of operating lease inception costs.

The Business reviews intangible assets at least once a year in order to identify assets with no future value in use. Such assets are written-off when identified. Any such write-downs are reversed if the reasons for impairment therefore are no longer valid in future years. Intangible fixed assets have never been written down nor written up.

l)	Assets held for sale

Assets held for sale include the 30% investments in Flait S.r.l., in liquidation procedures, and Safti S.r.l., a company which operates in the apparel industry under different trademarks. The Business intends to dispose or terminate these investments within a year. Consequently, they have been classified as part of working capital and are stated at the lower of cost and net realizable value.

m)	Income taxes

The Italian companies of the Business are subject to two income taxes: (i) IRES – corporate income tax at 33% and (ii) IRAP. IRES is calculated on profit before taxes, with certain adjustments to derive taxable income from profit before taxes; IRAP is instead determined as 4.25% of the difference between total revenues and operating costs, with certain adjustments; for IRAP purposes, certain costs are not considered deductible (for example payroll costs and financial charges).

Current income taxes have been accrued on the estimated taxable income of the period presented, using current rates in compliance with the ruling legislation, and as if the interim period presented were a stand alone taxable period. Taxes are calculated in accordance with the local tax legislation applicable to each combined legal entity and the tax rates applied are the enacted local tax rates.

Deferred tax assets and liabilities are calculated on the difference between book value and tax basis of assets and liabilities presented; in addition, deferred income taxes have been calculated

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

on tax losses carry forwards. The tax rates used to calculate deferred taxes are the rates for the periods in which the related temporary differences will reverse, based on enacted laws. Deferred tax assets are only recognized if it is reasonably certain that there will be sufficient taxable income to recover them, in the years in which they are expected to reverse.

On December 22, 2004, the Italian entities of the Business resolved to participate in the consolidated tax filing, under the direction of Fingen S.p.A., as permitted by the law. Such consolidation procedure allow companies within a group to compensate corporate taxable income and losses for the period with that of the parent company, although tax losses carry forwards related to periods prior to the election of the consolidated tax return can not be transferred to the parent company. In addition, the consolidated tax return allows companies to eliminate from the taxable income all dividends paid, gains arising from internal transfers of fixed assets, and other minor benefits. All companies participating in the consolidated tax return must sign an agreement which specifies the respective obligations. The companies that have elected to participate in the consolidated tax return of Fingen S.p.A. are CK Jeanswear Europe S.p.A., Euro Cormar S.p.A. and Euro Retail S.r.l.

n)	Employees leaving indemnity

The Business employees in Italy and in Korea are entitled to a statutory leaving indemnity upon retirement or termination of employment. The benefit is based on years of service, and is calculated by law based on a percentage of annual salary, indexed to the official inflation index. The full undiscounted amount of the employees' vested benefits is recorded as a long term liability. There is no funding requirement associated with this liability and the plan is currently unfunded. No similar retirement benefit is present in the other combined legal entities.

o)	Provisions for contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it becomes probable that a liability has been incurred and the amount is reasonably estimable.

This caption includes also agents' leaving indemnity, which represents an undiscounted estimate of the amounts due to agents of CK Jeanswear Europe S.p.A in the event of involuntary termination of their agency contract; the amount is calculated in line with the Italian Civil Code, the Italian national agent contracts and any other element that may be useful for this estimate such as historical figures, agents' average length of service and performance, and involuntary likelihood of termination.

p)	Prepayments and accruals

Prepayments and accruals are accounted on an accruals basis by matching the related costs and revenues.

q)	Use of estimates

The preparation of the Combined Financial Statements requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the Combined Financial Statements

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of tangible and intangible fixed assets, valuation allowances for receivables, inventories, sales returns and deferred income tax assets. Actual results could differ from those estimates.

r)	Related party transactions

The Combined Financial Statements include transactions with related parties. These transactions have all been carried out on an arm's length basis. The nature and the amount of the significant transactions carried out between the Business and its related parties are detailed in the notes.

2	Cash and cash equivalents

The balance at September 30, 2005 amounts to € 10,347 thousand (€ 7,353 thousand at December 31, 2004) and is composed as follows:

	September 30, 2005	December 31, 2004
Bank and postal accounts	10,246	7,128
Bank checks	22	9
Cash on hand	79	216
Total	10,347	7,353

The balance represents the liquid balances of cash and securities on hand at September 30, 2005 and December 31, 2004, primarily in foreign subsidiaries. As previously mentioned, the Italian companies participate in the Fingen Group cash pooling mechanism, contributing excess cash resources to Fingen S.p.A. Foreign subsidiaries do not form part of the cash pooling.

3	Trade receivables

The increase in trade receivables is mainly due to the increase of CK Jeanswear Business and to the seasonality of sales as compared to year end, particularly for CK Jeanswear Europe S.p.A. and CK Jeanswear Asia Ltd.

The allowance for doubtful receivables had the following movements in the period presented:

Balance as of December 31, 2004	2,572
Utilization	(552)
Exchange difference	28
Provision for 2005	686
Balance as of September 30, 2005	2,734

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

4	Inventories

The net balance at September 30, 2005 amounts to € 41,690 thousand (€ 35,144 thousand at December 31, 2004) and is composed as follows:

	September 30, 2005	December 31, 2004
Raw materials	262	243
Less provision for write-downs	(148)	(148)
Net book value of raw materials	114	95
Finished products	48,411	39,401
Less provision for write-downs	(6,835)	(4,352)
Net book value of finished products	41,576	35,049
Total	41,690	35,144

The increase in the period is largely due to an increase in the number of retail stores and overall increase in volume in Korea and to the seasonality of the business.

The following table shows the movements in the provision for obsolete and slow moving inventory during the period presented:

	December 31, 2004	Utilization	Accrual	September 30, 2005
Provision for write-downs of finished goods	4,352	(827)	3,310	6,835
Provision for write-downs of raw materials	148	0	0	148
Total	4,500	(827)	3,310	6,983

Accruals and reversals are recoded in the combined income statement as part of ‘‘Cost of goods sold’’.

5	Other current assets

Other current assets are detailed as follows:

	September 30, 2005	December 31, 2004
Due from Fingen S.p.A.	4,756	3,696
Due from Fingen Apparel NV	—	3,000
Other receivables	2,572	2,637
Prepayments and accrued income	8,186	5,954
Total	15,514	15,287

The due from with Fingen S.p.A. mainly relates to a positive cash pooling position of Euro Retail S.r.l. with Fingen S.p.A. of € 4,517 thousand (€ 3,670 at December 31, 2004).

The due from Fingen Apparel NV was collected by Distribution D Gmbh in early 2005 and relates to additional paid in capital to cover prior years' losses.

Other receivables include insurance refunds of approximately € 105 thousand, cost to be recharged to Asian distributors (i.e. advertising), based on specific agreements, for approximately € 373 thousand, and accrued income for € 960 thousand for costs incurred on behalf of the purchaser of a retail store, sold in October 2005.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Prepayments and accrued income at September 30, 2005 amounts to € 8,186 thousand (€ 5,954 thousand at December 31, 2004) and is composed as follows:

	September 30, 2005	December 31, 2004
Advanced to suppliers	1,165	1,016
Advance payment for advertising, royalties and commission	2,008	1,509
Prepaid taxes	3,696	2,590
Prepaid insurance premium	36	33
Miscellaneous prepayments	878	767
Other	403	39
Total	8,186	5,954

Advanced to suppliers mainly consists of payments made to suppliers for which services or goods have not been received at September 30, 2005.

Prepaid taxes are detailed as follows:

	September 30, 2005	December 31, 2004
VAT receivable	3,018	2,025
Other tax receivable	9	4
Prepaid income taxes	669	561
Total	3,696	2,590

The VAT receivables mainly refer to credit balance in CK Jeanswear Europe S.p.A. and CK Jeanswear Korea Ltd.

The prepaid income taxes refer to advance payment of income taxes by the Italian companies, in accordance with Italian fiscal requirements, relative to the expected 2005 income tax expense.

Miscellaneous prepayments refer to FA UK Ltd prepaid expenses related to maintenance, other services and consulting fees.

6	Assets held for sale

The balance at September 30, 2005 amounts to € 426 thousand (€ 418 thousand at December 31, 2004) and includes the investments in the affiliated companies Safti S.r.l. and Flait S.r.l. in liquidation, as detailed in the following table:

	Historical cost	Write downs	Net book value at September 30, 2005	Share of Shareholders' Equity at December 31, 2004 (30%)
Safti S.r.l.	418		418	60
Flait S.r.l. in Liquidation	148	140	8	(17)
Total	566	140	426	43

The investment in Safti S.r.l. was transferred to Fingen Apparel NV, a related party, on November 28, 2005, for € 420 thousand.

The liquidation process of Flait S.r.l. was completed in December 2005 and the amount of the investment collected in early January 2006.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

7	Property, plant and equipment, net

The movement of the period are detailed in the following table:

Description	Balance previous year		Balance as of December 31, 2004	Purchase	Exchange rate difference	Disposals	Depreciation	Balance as of September 30, 2005
	Historical cost	Accumulated depreciation
Plant and machinery	2,848	1,164	1,684	12	0	15	281	1,400
Industrial and sales equipment	435	269	166	9	0	63	23	89
Other assets	9,906	6,455	3,451	1,296	170	299	1,003	3,615
Assets under construction and payment on account	0	0	0	110	8	0	0	118
Total	13,189	7,888	5,301	1,427	178	377	1,307	5,222

Plant and machinery amount to € 1,400 thousand at September 30, 2005 (€ 1,684 thousand at December 31, 2004) and consists mainly of assets owned by Euro Retail S.r.l. which are currently used to manage retail stores and to warehouse machinery held under capital lease in Euro Cormar S.p.A. (€ 976 thousand at September 30, 2005 and € 1,192 at December 31, 2004). The related depreciation of the period, amounting to € 281 thousand, has been classified within ‘‘Cost of goods sold’’ as part of ‘‘Cost of finished products’’.

Other assets amount to € 3,615 thousand at September 30, 2005 (€ 3,451 thousand at December 31, 2004) and consist of fixture and furniture in our shops and in our office in Europe, Asia and Australia.

8	Intangible assets

Start up costs amount to € 150 thousand at September 30, 2005 (€ 103 thousand at December 31, 2004). They relate to costs incurred in the incorporation of several combined legal entities.

Research, development and advertising costs amount to € 155 thousand at September 30, 2005 (€ 235 thousand at December 31, 2004) and include expenses for the development of new product lines.

Industrial patents and intellectual property amount to € 213 thousand at September 30, 2005 (€ 233 thousand at December 31, 2004) and relate almost entirely to software costs purchased for internal use.

Licenses include the cost of the acquired license for the Wholesale distribution license and the Retail trading license of the CK Jeanswear brand in Europe, Asia and Australia. All existing licenses relating Calvin Klein Jeanswear have a useful life of, and are amortized over a period of, 29 years and are due to expire in December 2025, other than one license which expired on December 31, 2005, and has been amortized accordingly.

Key money is related to the excess cost paid on acquisition of retail stores including the cost of entering into the original predecessors' leasing agreements. The following table summarizes the key money paid for the acquisition of Italian stores, currently operated and owned by Euro Retail S.r.l., and of a store in France, owned by FA France Sarl:

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Shop	Acquired by	Key money paid	Accumulated amortization as of September 30, 2005	Net amount as of September 30, 2005
Bari	Fingen S.p.A. (1)	250	75	175
Sesto Fiorentino	Euro Cormar S.p.A. (2)	124	77	47
Venice	Euro Cormar S.p.A. (2)	320	165	155
Arezzo	Euro Cormar S.p.A. (2)	258	116	142
Montecatini	Third party	447	422	25
Rome	Third party	2,330	614	1,716
Nice	Third party	412	164	248
Total		4,141	1,633	2,508

Notes:

1)	These transactions have been carried out on an arm's length basis;

2)	The intercompany profit arising from the transfer of this retail store from Euro Cormar S.p.A. to Euro Retail S.r.l. has been eliminated. The key money indicated in the table above has been paid by Euro Cormar S.p.A. to the previous owner (third party) and, consequently, maintained in the Combined Financial statements.

Leasehold improvements are recorded as ‘‘Other intangible assets’’ and amount to € 2,538 thousand at September 30, 2005 (€ 2,909 at December 31, 2004) and amortized over the shorter of their economic lives or the lease term; this balance includes the improvements on leased retail stores and office buildings of Euro Retail S.r.l., CK Jeanswear Australia PTY Ltd, Gold Lightening Ltd and Euro Cormar S.p.A.

The movements of the period are summarized in the following table:

Description	Balance previous year		Balance as of December 31, 2004	Purchases	Exchange rate difference	Adjustment in carrying value	Disposals	Amortization	Balance as of September 30, 2005
	Historical cost	Accumulated Amortization
Start up costs	659	556	103	96	8	0	0	57	150
Research, development and advertising costs	6,895	6,660	235	12	0	0	0	92	155
Industrial patent and intellectual property	4,868	4,635	233	119	8	0	0	147	213
Licenses	15,967	5,663	10,304	0	174	428	0	515	9,535
Key-money	7,840	3,479	4,361	0	0	0	1,443	395	2,523
Work in progress and payment on account	20	0	20	0	0	0	0	0	20
Other intangible assets	6,514	3,042	3,472	507	112	0	508	601	2,982
Total	42,763	24,035	18,728	734	302	428	1,951	1,807	15,578

Disposals in key money refers to the sales of Paris store in FA France Sarl.

In the current period the Business has partially written down the ‘‘Calvin Klein License - Override’’, in order to more accurately reflect the balance at the historical exchange rate, net of accumulated amortization; this adjustment amounts to € 428 thousand and is presented in the column ‘‘Adjustment in carrying value’’.

Amortization of CK licence for € 515 thousand has been classified in the line "Cost of goods sold" as detailed under the following paragraph 20.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

9	Other long-term assets

Other long-term assets include conditional guarantee deposits for the rental of retail and administrative premises for € 1,383 thousand (€ 962 thousand at December 31, 2004). The increase in the amount of deposits relate to the number of new store openings.

10	Short-term bank borrowings

Due to banks includes:

	September 30, 2005	December 31, 2004
Ordinary current accounts	259	241
Working capital facility	30,700	26,813
Short-term loans	1,873	1,034
Total	32,832	28,088

Short-term loans refer to loans obtained by CK Jeanswear Asia Ltd for a total of € 1,128 thousand due within one month at an interest rate of 5% and by Gold Lightening for € 303 thousand at an interest rate of 6% and € 442 thousand at an interest rate of 4.8%, both due within one month.

11	Financial payables to Fingen Group companies

Amounts due to parent companies include financial loans received from Fingen International BV, Fingen Apparel NV and Fingen S.p.A. for € 14,535 thousand, € 2,711 thousand and € 25,964 thousand, respectively, as of September 30, 2005, and € 14,670 thousand, € 6,064 thousand and € 28,888 thousand, respectively, as of December 31, 2004.

At September 30, 2005, due to parent companies includes loans payable to Fingen International BV, Fingen Apparel NV and Fingen S.p.A. are as follows:

Borrower	Currency	Outstanding amount (‘000)	Outstanding amount (‘000)	Lender	Interest rate
CK Jeanswear NV	Euro	6,723	6,723	Fingen Intern. BV	FFC* + 1.25%
CK Jeanswear NV	USD	3,600	3,150	Fingen Intern. BV	Libor + 2.75%
CK Jeanswear NV	USD	1,490	1,069	Fingen Intern. BV	Libor + 3%
CK Jeanswear NV	AUD	3,000	1,894	Fingen Intern. BV	Libor + 2.75%
CK Jeanswear NV	AUD	430	271	Fingen Intern. BV	Libor + 3%
CK Jeanswear NV	Euro	6,280	6,280	Fingen S.p.A.	FFC + 1%
CK Jeanswear NV	Euro	6,304	6,304	Fingen S.p.A.	FFC + 1.25%
CK Jeanswear NV	USD	2,800	2,321	Fingen S.p.A.	Libor + 2.50%
CK Jeanswear NV	Euro	700	700	Fingen Apparel NV	FFC + 1.25%
FA UK Ltd	Euro	720	720	Fingen Intern. BV	FFC + 1.25%
CK Jeanswear Australia PTY	AUD	2,337	1,475	Fingen S.p.A.	Libor + 3%
CK Jeanswear Australia PTY	USD	593	488	Fingen S.p.A.	Libor + 2.75%
FA France Sarl	Euro	640	640	Fingen Apparel NV	FFC + 1.5%
FA France Sarl	Euro	1,300	1,300	Fingen Apparel NV	FFC + 1.25%
Total			33,335

*	FFC: Fingen Funding Cost

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

The remaining amount at September 30, 2005 is represented by cash pooling outstanding for € 7,664 thousand and outstanding interest for the remaining € 2,210.

All these loans have a maturity of one year, and can be extended by the parties on a yearly basis.

12	Accounts payable - trade

The balance at September 30, 2005 amounts to € 40,373 thousand (€ 29,655 thousand at December 31, 2004) and is composed as follows:

	September 30, 2005	December 31, 2004
Trade accounts payable	30,846	21,578
Due to other Fingen Group companies	9,527	8,077
Total	40,373	29,655

The increase in trade accounts payable is due to the increase of the Business operations.

Amounts due to other Fingen Group companies consist of trade commercial payables, primarily Jeanswear Services Far East Ltd and Sicem International S.r.l.

13	Accrued expenses and other liabilities

Accrued expenses and other liabilities are detailed as follows:

	September 30, 2005	December 31, 2004
Social security taxes	382	696
Agents commissions accrued	2,673	2,946
Payable to employees for salaries, accrued vacation	1,591	1,851
Amounts due to directors and statutory auditors	118	107
Due to Fingen S.p.A.	249	0
Other payables	7,935	6,314
Accrued expenses	1,671	517
Deferred income	278	0
Total	14,897	12,431

Other payables at September 30, 2005 mainly includes commissions due to department stores in Korea for approximately € 2,810 thousand, commission to retail store employees in Korea for approximately € 720 thousand, amounts due to consultants for € 551 thousand and advance payments from customers for € 1,165 thousand. Other payables at December 31, 2004 included primarily € 2,135 thousand commission due to department stores in Korea, € 1,323 thousand payments on account, € 1,545 thousand payables to customers and € 867 thousand payables connected with currency option contracts.

Accrued expenses at September 30, 2005 includes € 606 thousand for staff salary, € 178 thousand for bank charges, € 278 thousand for deferred royalties, € 74 thousand for consulting fees and € 234 thousand for rents.

Deferred income related to deferred royalties from the Japan sub-licensee.

14	Long-term debt

Long term debt is composed by amounts due to other institutions and represent the liability for capital leases in Euro Cormar S.p.A. The short term portion at September 30, 2005 and December 31, 2004 amounts to € 302 thousand.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004 and for
the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

15	Employees' leaving entitlements

The balance as at September 30, 2005 amounts to € 2,026 thousand (€ 2,182 thousand as at December 31, 2004) and is composed as follows:

Balance at December 31, 2004	2,182
Accrual for the nine-month period 2005	436
Leaving indemnity paid in 2005	(592)
Balance at September 30, 2005	2,026

The amount represents the liability accrued for staff termination pay calculated in accordance with local laws and relative labour contracts. It has been accrued, according local law requirements, for the Italian legal entities (or portion of legal entities) and for CK Jeanswear Korea Co Ltd. The other legal entities of the Business do not provide similar benefits to their employees.

16	Provisions for risks and charges

The total balance at September 30, 2005 amounts to € 4,314 thousand (€ 3,698 thousand at December 31, 2004) and is composed as follows:

	December 31, 2004	Utilization	Accrual	September 30, 2005
Current portion
Provision for returns	1,441	(1,441)	2,322	2,322
Other provisions	290	0	0	290
Total current portion	1,731	(1,441)	2,322	2,612
Long-term portion
Agents’ leaving indemnity	996	(27)	146	1,115
Other provisions	971	(526)	142	587
Total long-term portion	1,967	(552)	288	1,702

The provision for returns represents an accrual for returns that are expected to be received in the future, and is based on historical data and management assumptions. The increase compared to December 31, 2004 is mainly due to the seasonality of the business.

Agents' leaving indemnity represents an undiscounted estimate of the amounts due to agents of CK Jeanswear Europe S.p.A. in the event of involuntary termination of their agency contract; the amount is calculated in line with the Italian Civil Code, the Italian national agent contracts and any other element that may be useful for this estimate such as historical figures, agents' average length of service and performance, and involuntary likelihood of termination.

The long term portion of ‘‘Other provisions’’ relates to accruals made to provide for contingent liabilities arising from the CK Jeanswear Europe S.p.A.'s relationship with certain agents.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

17	Shareholders' equity

The net equity of the Business is comprised of the consolidated equity of CK Jeanswear NV plus the individual equities of the other combined entities. In particular, the share capital of CK Jeanswear NV is composed of 370,000 ordinary shares, each of a nominal value of € 4.5378, fully subscribed and paid in. CK Jeanswear NV is owned by Fingen Apparel NV for 86.75% and by Calvin Klein Inc. for the remaining 13.25%. Minority interest presented consists primarily of shares directly or indirectly owned by Calvin Klein, Inc. in CK Jeanswear Europe S.p.A., CK Jeanswear Asia Ltd, Gold Lightening Ltd and CK Jeanswear Fashion Shanghai Ltd. None of the companies included in these Combined Financial Statements has issued stock options, nor has the parent company Fingen S.p.A.

The equity of the combined entities Euro Retail S.r.l., FA France Sarl, FA UK Ltd, Indigo Blue SA, Distribution D Gmbh and Jeanswear International Trading Shanghai Ltd are considered as group interest.

The table below shows the split of share capital and additional paid in capital by combined entity:

	December 31, 2004		September 30, 2005
Combined companies	Share capital	Add'l paid in capital	Share capital	Add'l paid in capital
CK Jeanswear NV (consolidated)	1,679	1,497	1,679	1,497
Distribution D Gmbh	125	0	125	0
FA France S.a.r.l.	8	0	8	0
FA UK Ltd Jeanswear Services International	1,558	0	1,558	0
Trading Ltd.	158	0	158	0
Euro Retail S.r.l.	100	0	100	0
Indigo Blue SA	77	0	77	0
Total	3,705	1,497	3,705	1,497

In addition, certain assets and liabilities of Euro Cormar S.p.A. have been deemed contributed to the Business as of December 31, 2004. The net value of assets and liabilities contributed has been recorded as an increase in ‘‘Additional paid in capital'' for € 4,217 thousand, at September 30, 2005 and December 31, 2004.

18	Commitments and contingencies

Certain legal entities of the Business have received tax inspections with regard to corporate income taxes, value added taxes and custom duties, and are currently opposing such requests. Management believes that no liability will result to the Business with the final outcome of such contingencies.

The guarantees and other memorandum accounts include guarantees and commitments assumed by the Business. They are composed as follows:

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

	September 30, 2005	December 31, 2004
Commitments on foreign currencies	5,806	15,093
Other commitments	—	1,120
Guarantees given to third parties	134	309
Letters of credit to suppliers	1,672	2,526
Total	7,612	19,048

Letters of credit to suppliers refer to commitments opened through banks for future purchase of finished products, due to expire within the next financial year.

The following table describes the outstanding foreign currency options and forward contracts stipulated by CK Jeanswear Europe S.p.A. as of September 30, 2005, the counterpart and the fair market value in Euros:

Description	Bank	Type	Amount USD	Premium Option Euro	Fair Value Euro	Hedging/ Other
Currency option (put)	BNL buyer	Ex-rate	2,000,000	90,000	(4,101)	other
Currency option (call)	BNL seller	Ex-rate	1,600,000	(5,000)	12,524	other
Forwarding contract	BNL seller	Ex-rate	500,000		895	other
Forwarding contract	BNL seller	Ex-rate	500,000		848	other
Forwarding contract	BNL seller	Ex-rate	500,000		9,805	other
Forwarding contract	BNL seller	Ex-rate	1,000,000		19,592	other
Forwarding contract	BNL seller	Ex-rate	500,000		9,762	other
Forwarding contract	BNL seller	Ex-rate	500,000		14,618	other

The following table describes the outstanding foreign currency options and forward contracts stipulated by CK Jeanswear Europe S.p.A. as of December 31, 2004, the counterpart and the fair market value in Euros:

Description	Bank	Type	Amount USD	Premium Option Euro	Fair Value Euro	Hedging/ Other
Currency option (call)	BNL seller	Ex-rate	3,000,000	(10,000)	0	other
Currency option (call)	BNL seller	Ex-rate	2,800,000	(3,000)	0	other
Currency option (call)	BNL seller	Ex-rate	1,700,000	(5,000)	0	other
Currency option (put)	BNL buyer	Ex-rate	3,000,000	181,300	(263,983)	other
Currency option (put)	BNL buyer	Ex-rate	2,800,000	163,000	(244,520)	other
Currency option (put)	BNL buyer	Ex-rate	2,400,000	180,000	(303,285)	other
Forwarding contract	BNL seller	Ex-rate	1,000,000		(74,079)	other
Forwarding contract	BNL seller	Ex-rate	1,600,000		(141,476)	other

The fair market value of such derivative instruments is recorded as described in note (1i).

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

19	Net sales

Revenues by geographical area may be analysed as follows:

January 1 - September 30, 2005
Italy	58,397
Other EEC countries	33,598
Non EEC countries	84,406
Total	176,401

Revenues are recorded net of returns, discounts and rebates for a total amount of € 11,853 thousand.

20	Cost of goods sold

Cost of goods sold includes:

January 1 - September 30, 2005
Cost of finished products	68,002
Amortization of licence fees	515
Royalties	6,631
Design costs as per Licence Agreement	2,950
Other designers' costs	2,607
In-stocking and handling costs	5,482
Total	86,187

Royalties and design costs, for a total amount of € 9,581 thousand, relate to the Licence Agreements with Calvin Klein, Inc. In particular, royalty expenses are calculated as a percentage of net sales as defined in the License Agreements. The Minimum Guaranteed Fees for the year ending December 31, 2005 payable by CK Jeanswear Europe S.p.A. will be US$ 7,900 thousand, payable by CK Jeanswear Asia Ltd will be US$ 1,614 thousand, payable by CK Jeanswear Korea Co. Ltd will be US$ 1,688 thousand and payable by CK Jeanswear Australia PTY Ltd will be US$ 798 thousand. At September 30, 2005, royalty expense already recognized were € 5,895 thousand for CK Jeanswear Europe S.p.A., € 1,449 thousand for CK Jeanswear Asia Ltd, € 1,762 thousand for CK Jeanswear Korea Co. Ltd and € 475 thousand for CK Jeanswear Australia PTY Ltd. Therefore Management expects to exceed the minimum royalties payments in the full year 2005.

Other designers' costs include costs related to designers directly working with the Business.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

21	Selling, general and administrative expenses

Selling, general and administrative expenses for the nine month period ended September 30, 2005 amount to € 73,219 thousand, as detailed below:

January 1 - September 30, 2005
Payroll expenses	21,585
Depreciation and amortization	2,318
Service for personnel	1,231
Commissions	21,050
Advertising	8,174
Rent	6,630
Consulting fees	1,120
Other costs	11,111
Total	73,219

Payroll expenses include all costs related to personnel including bonuses, salary increases, cost of living allowance, increases and accrued vacation as well as legally required and national job contract contributions. Service for personnel mainly refers to travel, entertainment, staff training and temporary employees.

The change in the workforce during the period was as follows:

	September 30, 2005	December 31, 2004	Change
Management	16	16	0
White collars	739	865	(126)
Blue collars	20	20	0
Total	775	901	(126)

Commissions consists mainly of € 17,543 thousand accrued in South Korea for Shop in Shops (corner retail points), located in many department stores. The remaining amount refers to commissions to agents.

Consulting fees mainly relate to technical and commercial fees for € 670 thousand, and legal and administrative consulting fees for € 450 thousand.

In addition, the following table summarizes the amounts paid to the directors and statutory auditors of the various entities of the Business, recorded as part of ‘‘Selling, general and administrative expenses’’:

January 1 - September 30, 2005
Directors	183
Statutory auditors	28

Other costs mainly include utilities, indirect taxes, and other operating costs.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

22	Other operating income, net

Other operating revenues are composed as follows:

January 1 - September 30, 2005
Sublicense fee	781
Gain on sale of retail stores	2,661
Other miscellaneous operating revenues	1,794
Total	5,236

Sublicense fee refers to the sublicense contract with a Japanese licensee for the use of the CK trademark in Japan.

23	Financial income (expenses), net

Financial income and expenses for the nine month period ended September 30, 2005 are as follows:

January 1 - September 30, 2005
Other interest	836
Interest and commission to related parties	(2,002)
Other interest expenses and other financial charges	(1,963)
Net gain (loss) on exchange rate	2,073
Total	(1,056)

Other interest expenses and other financial charges mainly arise from foreign currency option contracts.

Interest and commission to related parties refer to the interests earned by to Fingen International BV for € 597 thousand, Fingen Apparel NV for € 167 thousand and Fingen S.p.A. for € 1,238 thousand, respectively. They mainly refer to the loans payable described above.

The other interest expenses and financial charges include primarily bank interest for € 1,394 thousand.

24	Other non-operating expenses, net

Other non operating expenses, net, for the nine month period ended September 30, 2005 are as follows:

January 1 - September 30, 2005
Non operating income
Other income	207
Non operating expense
Other expenses	(513)
Other non operating expenses, net	(306)

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

25	Income taxes

Income and other taxes payable are detailed as follows:

	September 30, 2005	December 31, 2004
VAT Payable	4,808	552
Withholding tax payable	518	844
Income tax payable (IRES)	4,294	2,735
IRAP payable	1,326	921
Other tax payable	472	88
Total	11,418	5,140

Current and deferred income tax expense in the combined income statement is detailed as follows:

January 1 - September 30, 2005
Current income taxes	11,953
Deferred income taxes	(3,859)
Total	8,094

The charge for corporate income taxes has been determined on the basis of the best estimate of the taxable income for the period, in accordance with the tax regulations applying in the countries where the combined legal entities are located.

The following table shows the reconciliation between the tax charge resulting from the Combined Financial statements and theoretical tax charge:

Profit before income taxes	20,869
Italian corporate tax rate	(33%)
Theoretical tax charge	(6,886)
IRAP of the period	(1,111)
Effect of different tax rates between combined companies	866
Prior period adjustment to deferred income taxes	500
Unrecognized deferred tax benefit on current period's NOL	(703)
Effect arising on permanent tax differences	(760)
Income taxes stated in the Combined Financial statements	(8,094)

Unrecognized income tax loss carry forwards for the Business amount to € 10,140 thousand at September 30, 2005, (€ 7,770 thousand at December 31, 2004) and refers to the CK Jeanswear Australia Pty Ltd for € 7,650 thousand and to FA UK Ltd for € 2,490 thousand.

Deferred income tax assets, net, amount to € 9,925 thousand at September 30, 2005 (€ 6,066 thousand at December 31, 2004). The main temporary differences that generate these assets are detailed below. Management is confident that these receivables will be recovered through taxable income generated in the years in which the relevant temporary differences are expected to reverse.

The following table provides details of temporary differences and related deferred tax assets or liabilities of the Business:

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

	September 30, 2005			December 31, 2004
		Tax effect			Tax effect
Deferred Tax Assets	Amount of temporary differences	Current	Non current	Amount of temporary differences	Current	Non current
Provision for write-downs of finished goods and raw materials	5,638	1,729	0	2,701	876	0
Provisions for returns	2,322	865	0	1,441	537	0
Allowance for doubtful receivables	2,136	705	0	842	278	0
Provision for other risks	630	0	235	882	0	321
Unpaid directors' compensation	77	26	0	66	22	0
Entertainment expenses	160	58	0	130	48	0
Agents termination indemnity	258	0	96	258	0	96
Key money amortization	351	0	131	330	0	123
Tax Losses	2,025	510	0	3,828	1,133	0
Unrecognized sales (1)	18,580	5,109	0	7,326	2,015	0
Retirement benefit	138	0	38	190	0	52
Combination Entries	2,681	839	0	2,515	831	0
Other	52	17	0	42	14	0
Total		9,858	500		5,754	592
Deferred Tax liabilities
Intangible assets		433			280
Deferred Taxes, net		9,925			6,066

Note:

1)	While sales of goods to department stores are recognized only upon purchase by the final customers, which coincides with the transfer of risks of ownership by the Business, such sales are nonetheless taxable for income tax purposes; therefore a deferred tax assets is created, and reversed at the time of purchase by the final customer, and recognition of revenue.

Deferred income taxes have not been provided on the undistributed earnings of foreign subsidiaries, as these earnings have been substantially reinvested and there are no plans to initiate any action that would precipitate payment of income taxes thereon.

26	Transactions with related parties

The tables below provide detail of all transactions incurred during the nine month period ended September 30, 2005 between the Business and other companies of the Fingen Group. All transactions, whether of a Financial or commercial nature, have been carried out at an arm's length basis.

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

	September 30, 2005		December 31, 2004
Company	Trade Receivable	Financial Receivable	Trade Receivable	Financial Receivable
Jeanswear Services Far East Ltd	2	0	315	0
Sicem International S.r.l.	133	0	1	0
Sicem Industriale S.p.A.	5	0	0	0
Safti S.r.l.	1	0	50	0
Maco Apparel S.p.A.	0	0	637	0
Fingen S.p.A.	0	4,756	22	3,674
Immobiliare Maccione S.p.A.	0	0	0	0
Fingen Apparel NV	0	0	0	3,000

	September 30, 2005		December 31, 2004
Company	Trade Payable	Financial Payable	Trade Payable	Financial Payable
Jeanswear Services Far East Ltd	1,454	0	3,039	0
Sicem International S.r.l.	7,814	0	2,319	0
Sicem Industriale S.p.A.	32	0	0	0
Safti S.r.l.	0	0	6	0
Maco Apparel S.p.A.	0	0	2,461	0
BMG Castel Romano S.r.l.	114	0	0	0
Fingen S.p.A.	0	25,963	0	28,888
Immobiliare Maccione S.p.A.	104	0	125	0
Fingen Apparel NV	0	2,711	0	6,064
Fingen Intern. BV	0	14,533	0	14,670

Company	Net sales	Other operating revenues	Cost of goods sold	Selling, general and administrative expenses	Financial income and expenses	Other non operating income
Jeanswear Services Far East Ltd	10	0	13,449	60	0	0
Sicem International S.r.l.	31	20	12,902	57	0	0
Sicem Industriale S.p.A.	8	0	425	0	01	0
BMG Castel Romano S.r.l.	0	0	0	292	0	0
Fingen S.p.A.	0	0	0	292	1,326	1,000
Immobiliare Maccione S.p.A.	0	0	0	320	0	0
Fingen Apparel NV	0	0	0	0	167	0
Fingen Intern. BV	0	0	0	0	597	0

27	Summary of the qualitative accounting differences between Italian GAAP and U.S. GAAP

The special purpose carve-out combined financial statements have been prepared on the basis of the accounting and valuation methods according to the provisions of Italian GAAP, which differ from the generally accepted accounting principles of the United States of America (U.S. GAAP). Information relating to the nature of such differences are summarized below:

Fingen - CK Jeanswear Distribution Business
(A Division of Fingen Apparel NV)
Notes to Special Purpose Carve-Out Combined Financial Statements
as of September 30, 2005 and December 31, 2004
and for the nine-month period ended September 30, 2005

(All amounts in thousands of Euro, unless otherwise specified)

Derivative financial instruments

Under Italian GAAP, forward exchange contracts which do not qualify as hedging instruments are recorded at fair value, with changes in fair value flowing through income statement, while foreign exchange option contracts are recorded at the lower of cost or fair market value. Under U.S. GAAP, all derivative financial instruments are recorded at fair value and presented as assets or liabilities on the balance sheet, and changes in fair value of derivatives financial instruments that do not meet the qualification for hedging instruments are recorded in the income statement.

Start-up costs

Under Italian GAAP, start up costs are capitalized and amortized over five years. Under U.S. GAAP, such costs are expensed as incurred.

Research and development costs

Under Italian GAAP, research and development costs on specific new product development can be capitalized and amortized over the estimated useful lives of the respective assets. Under U.S. GAAP, such costs are expensed as incurred.

Income taxes

The income tax effects of the U.S. GAAP adjustments are recorded as deferred tax expense (benefit) where appropriate.